Exhibit 10.3

Pop Culture Group Co., Ltd

Room 102, 23-1 Wanghai Road, Xiamen Software Park Phase 2

Siming District, Xiamen City, Fujian Province

The People’s Republic of China

+86-0592-5968189

[DATE]

Mr./Ms. [NAME]

[ADDRESS]

Re:	Director Offer Letter for An Independent Director

Dear Mr./Ms. [NAME],

Pop Culture Group Co., Ltd, a Cayman Islands company (the “Company”), is pleased to offer you a position as member of its board of directors (the “Board”). We believe your background and experience will be a significant asset to the Company and we look forward to your participation on the Board. Should you choose to accept this position as a member of the Board, this letter agreement (this “Agreement”) shall constitute an agreement between you and the Company and contains all the terms and conditions relating to the services you agree to provide to the Company.

1. Term. This Agreement is effective upon your acceptance and signature below. Your term as a director shall commence upon you being elected to the Board. Subject to the Company’s memorandum and articles of association, as amended, and the provisions in Section 8 below, your term shall continue until your successor is duly elected and qualified. The position shall be up for re-election each year at the annual shareholder’s meeting, and upon re-election, the terms and provisions of this Agreement shall remain in full force and effect.

2. Services. You shall render services as a member of the Board and the Board committees set forth on Schedule A attached hereto (hereinafter your “Duties”). During the term of this Agreement, you shall attend and participate in such number of meetings of the Board and of the Board committee(s) of which you are a member as regularly or specially called. You may attend and participate at each such meeting via teleconference, video conference, or in person. You shall consult with the other members of the Board and Board committee(s) as necessary via telephone, electronic mail, or other forms of correspondence.

3. Compensation. As compensation for your services to the Company, you will receive compensation as set forth on Schedule B attached hereto (hereinafter, the “Compensation”) for serving on the Board during your term as a director. You shall be reimbursed for reasonable and approved expenses incurred by you in connection with the performance of your Duties.

4. No Assignment. Because of the personal nature of the services to be rendered by you, this Agreement may not be assigned by you without the prior written consent of the Company.

5. Confidential Information; Non-Disclosure. In consideration of your access to certain Confidential Information (as defined below) of the Company, in connection with your business relationship with the Company, you hereby represent and agree as follows:

a. Definition. For purposes of this Agreement the term “Confidential Information” means:

i. Any information which the Company possesses that has been created, discovered, or developed by or for the Company, and which has or could have commercial value or utility in the business in which the Company is engaged; or

ii. Any information which is related to the business of the Company and is generally not known by non-Company personnel.

iii. Confidential Information includes, without limitation, trade secrets and any information concerning services provided by the Company, concepts, ideas, improvements, techniques, methods, research, data, know-how, software, formats, marketing plans, and analyses, business plans and analyses, strategies, forecasts, customer and supplier identities, characteristics and agreements.

b. Exclusions. Notwithstanding the foregoing, the term “Confidential Information” shall not include:

i. Any information which becomes generally available to the public other than as a result of a breach of the confidentiality portions of this Agreement, or any other agreement requiring confidentiality between the Company and you;

ii. Information received from a third party in rightful possession of such information who is not restricted from disclosing such information; and

iii. Information known by you prior to receipt of such information from the Company, which prior knowledge can be documented.

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Pop Culture Group Co., Ltd

Room 102, 23-1 Wanghai Road, Xiamen Software Park Phase 2

Siming District, Xiamen City, Fujian Province

The People’s Republic of China

+86-0592-5968189

c. Documents. You agree that, without the express written consent of the Company, you will not remove from the Company’s premises, any notes, formulas, programs, data, records, machines, or any other documents or items which in any manner contain or constitute Confidential Information, nor will you make reproductions or copies of same. You shall promptly return any such documents or items, along with any reproductions or copies, to the Company upon the earliest of Company’s demand, termination of this Agreement, or your termination or Resignation, as defined in Section 8 herein.

d. Confidentiality. You agree that you will hold in trust and confidence all Confidential Information and will not disclose to others, directly or indirectly, any Confidential Information or anything relating to such information without the prior written consent of the Company, except as maybe necessary in the course of your business relationship with the Company. You further agree that you will not use any Confidential Information without the prior written consent of the Company, except as may be necessary in the course of your business relationship with the Company, and that the provisions of this paragraph (d) shall survive termination of this Agreement.

e. Ownership. You agree that Company shall own all right, title, and interest (including patent rights, copyrights, trade secret rights, mask work rights, trademark rights, and all other intellectual and industrial property rights of any sort throughout the world) relating to any and all inventions (whether or not patentable), works of authorship, mask works, designations, designs, know-how, ideas, and information made or conceived or reduced to practice, in whole or in part, by you during the term of this Agreement and that arise out of your Duties (collectively, “Inventions”) and you will promptly disclose and provide all Inventions to the Company. You agree to assist the Company, at its expense, to further evidence, record and perfect such assignments, and to perfect, obtain, maintain, enforce, and defend any rights assigned.

6. Non-Competition. You agree and undertake that you will not, so long as you are a member of the Board and for a period of 12 months following termination of this Agreement for whatever reason, directly or indirectly as owner, partner, joint venture, shareholder, employee, broker, agent principal, corporate officer, director, licensor, or in any other capacity whatsoever, engage in, become financially interested in, be employed by, or have any connection with any business or venture that is engaged in any activities involving services or products which compete, directly or indirectly, with the services or products provided or proposed to be provided by the Company or its subsidiaries or affiliates in the People’s Republic of China; provided, however, that you may own securities of any public corporation which is engaged in such business but in an amount not to exceed at any one time, one percent of any class of stock or securities of such company, so long as you has no active role in the publicly owned company as director, employee, consultant, or otherwise.

7. Non-Solicitation. So long as you are a member of the Board and for a period of 12 months thereafter, you shall not directly or indirectly solicit for employment any individual who was an employee of the Company during your tenure.

8. Termination and Resignation. Your membership on the Board may be terminated for any or no reason by an Ordinary Resolution, as defined in the Company’s Articles of Association, as amended. Your membership on the Board or on any Board committee shall be terminated if you become of unsound mind or are prohibited by law from being so. Your membership on any Board committee will be terminated on the same effective date when your membership on the Board is terminated. You may also terminate your membership on the Board or on any Board committee for any or no reason by delivering your written notice of resignation to the Company (“Resignation”), and such Resignation shall be effective upon the time specified therein or, if no time is specified, upon receipt of the notice of Resignation by the Company. Upon the effective date of the termination or Resignation, your right to compensation hereunder will be subject to the Company’s obligations to pay you any compensation (including the vested portion of the Shares) that you have already earned and to reimburse you for approved expenses already incurred in connection with your performance of your Duties as of the effective date of such termination or Resignation. Any Shares that have not vested as of the effective date of such termination or Resignation shall be forfeited and cancelled.

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Pop Culture Group Co., Ltd

Room 102, 23-1 Wanghai Road, Xiamen Software Park Phase 2

Siming District, Xiamen City, Fujian Province

The People’s Republic of China

+86-0592-5968189

9. Governing Law. All questions with respect to the construction and/or enforcement of this Agreement, and the rights and obligations of the parties hereunder, shall be determined in accordance with the internal laws of the State of New York without regard to conflict of laws provisions therein.

10. Entire Agreement; Amendment; Waiver; Counterparts. This Agreement expresses the entire understanding with respect to the subject matter hereof and supersedes and terminates any prior oral or written agreements with respect to the subject matter hereof. Any term of this Agreement may be amended and observance of any term of this Agreement may be waived only with the written consent of the parties hereto. Waiver of any term or condition of this Agreement by any party shall not be construed as a waiver of any subsequent breach or failure of the same term or condition or waiver of any other term or condition of this Agreement. The failure of any party at any time to require performance by any other party of any provision of this Agreement shall not affect the right of any such party to require future performance of such provision or any other provision of this Agreement. This Agreement may be executed in separate counterparts each of which will be an original and all of which taken together will constitute one and the same agreement, and may be executed using facsimiles of signatures, and a facsimile of a signature shall be deemed to be the same, and equally enforceable, as an original of such signature.

11. Indemnification. The Company shall, to the maximum extent provided under applicable law, indemnify and hold you harmless from and against any expenses, including reasonable attorney’s fees, judgments, fines, settlements, and other legally permissible amounts (“Losses”), incurred in connection with any proceeding arising out of, or related to, your performance of your Duties, other than any such Losses incurred as a result of your negligence, fraud, or willful misconduct. The Company shall advance to you any expenses, including reasonable attorneys’ fees and costs of settlement, incurred in defending any such proceeding to the maximum extent permitted by applicable law. Such costs and expenses incurred by you in defense of any such proceeding shall be paid by the Company in advance of the final disposition of such proceeding promptly upon receipt by the Company of (a) written request for payment; (b) appropriate documentation evidencing the incurrence, amount, and nature of the costs and expenses for which payment is being sought; and (c) an undertaking adequate under applicable law made by or on your behalf to repay the amounts so advanced if it shall ultimately be determined pursuant to any non-appealable judgment or settlement that you are not entitled to be indemnified by the Company.

12. Not an Employment Agreement. This Agreement is not an employment agreement, and shall not be construed or interpreted to create any right for you to continue employment with the Company.

13. Acknowledgement. You accept this Agreement subject to all the terms and provisions of this Agreement. You agree to accept as binding, conclusive, and final all decisions or interpretations of the Board of the Company of any questions arising under this Agreement.

[Signature Page Follows]

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Pop Culture Group Co., Ltd

Room 102, 23-1 Wanghai Road, Xiamen Software Park Phase 2

Siming District, Xiamen City, Fujian Province

The People’s Republic of China

+86-0592-5968189

This Agreement has been executed and delivered by the undersigned and is made effective as of the date set first set forth above.

Sincerely,

Pop Culture Group, Co., Ltd

By: Zhuoqin Huang
Title: Chairman of the Board and Chief Executive Officer

AGREED AND ACCEPTED:

By: [NAME]

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Pop Culture Group Co., Ltd

Room 102, 23-1 Wanghai Road, Xiamen Software Park Phase 2

Siming District, Xiamen City, Fujian Province

The People’s Republic of China

+86-0592-5968189

Schedule A

The Director is offered to serve on the following Board committee(s):

Committee	Title
Audit Committee
Nominating and Corporate Governance Committee
Compensation Committee

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Pop Culture Group Co., Ltd

Room 102, 23-1 Wanghai Road, Xiamen Software Park Phase 2

Siming District, Xiamen City, Fujian Province

The People’s Republic of China

+86-0592-5968189

Schedule B

Compensation

During your term as a member of the Board, you will receive cash compensation in the amount of US$[●] per year, which shall be paid to you quarterly at the end of each quarter.

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